Exhibit 99.2

Global Net Lease, Inc.

Supplemental Information

Quarter ended June 30, 2017 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Please note that totals may not add due to rounding.

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2016 of Global Net Lease, Inc. (the “Company”) filed on February 28, 2017, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” (ii) the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on May 8, 2017 and (iii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 28, 2017, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

2

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Non-GAAP Definitions

This section includes non-GAAP financial measures, including Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under accounting principles generally accepted in the United States ("GAAP").

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

3

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Non-GAAP Definitions

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. However, AFFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

4

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Non-GAAP Definitions

In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

5

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Non-GAAP Definitions

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.

We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash net operating income, or Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

6

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Key Metrics

As of and for the three months ended June 30, 2017

Amounts in thousands, except per share data, ratios and percentages

Financial Results
Rental income	$60,214
Net income attributable to stockholders	5,200
Basic and diluted net income per share attributable to stockholders [1]	$0.08
Cash NOI [2]	54,881
Adjusted EBITDA [2]	49,650
AFFO attributable to stockholders [2]	36,182
Dividends paid per share - second quarter	0.53
Dividend yield - annualized, based on quarter end share price of $22.24	9.6%
Dividend payout ratio - second quarter	98.1%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $22.24	$1,496,252
Net debt [3] [4]	1,432,152
Enterprise value	2,928,404

Total capitalization	2,995,815

Total consolidated debt [4]	1,499,563
Total assets	2,932,977
Liquidity [5]	72,192

Common shares outstanding as of Jun 30, 2017 (thousands)	67,278
Share price, end of quarter	$22.24

Net debt to enterprise value	48.9%
Net debt to adjusted EBITDA (annualized)	7.2	x

Weighted-average interest rate cost [6]	2.7%
Weighted-average debt maturity (years)[7] [8]	1.3
Interest Coverage Ratio [9]	4.7	x

Real Estate Portfolio
Number of properties	312
Number of tenants	94

Square footage (millions)	22.2
Leased	100.0%
Weighted-average remaining lease term (years) [10]	9.3

Footnotes:

[1] Adjusted for net income (loss) attributable to stockholders for common share equivalents.

[2] This Non-GAAP metric is reconciled below.

[3] Includes the effect of cash and cash equivalents.

[4] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net

[5] Liquity includes $4.8 million of availability on credit facility and cash and cash equivalents.

[6] The weighted average interest rate cost is based on the outstanding principal balance of the debt.

[7] On July 25, 2016, the company extended the credit facility maturity date to July 25, 2017. On July 24, 2017, the company repaid the credit facility.

[8] The weighted average debt maturity is based on the outstanding principal balance of the debt.

[9] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense including amortization of mortgage (discount) premium, net and mezzanine discount) for the quarter ended June 30, 2017.

[10] The weighted-average remaining lease term (years) is based on square feet.

7

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Consolidated Balance Sheets
Amounts in thousands

	Jun 30, 2017	Dec 31, 2016
Assets
Real estate investments, at cost:
Land	$389,781	$376,704
Buildings, fixtures and improvements	2,040,217	1,967,930
Acquired intangible lease assets	608,052	587,061
Total real estate investments, at cost	3,038,050	2,931,695
Less accumulated depreciation and amortization	(276,336)	(216,055)
Total real estate investments, net	2,761,714	2,715,640
Cash and cash equivalents	67,411	69,831
Restricted cash	5,139	7,497
Derivatives, at fair value	15,495	28,700
Unbilled straight line rent	38,198	30,459
Prepaid expenses and other assets	19,600	17,577
Related party notes receivable acquired in Merger	1,285	5,138
Due from related parties	16	16
Deferred tax assets	1,645	1,586
Goodwill and other intangible assets, net	22,154	13,931
Deferred financing costs, net	320	1,092
Total assets	$2,932,977	$2,891,467

Liabilities and Equity
Mortgage notes payable, net of deferred financing costs	$773,046	$749,884
Mortgage (discount) premium, net	(2,367)	(2,503)
Credit facility	722,108	616,614
Mezzanine facility, net of discount	-	55,383
Below-market lease liabilities, net	31,479	33,041
Derivatives, at fair value	13,118	15,457
Due to related parties	1,428	2,162
Accounts payable and accrued expenses	23,181	22,861
Prepaid rent	20,864	18,429
Deferred tax liability	15,120	15,065
Taxes payable	7,366	9,059
Dividends payable	55	34
Total liabilities	1,605,398	1,535,486

Common stock	2,003	1,990
Additional paid-in capital	1,729,596	1,708,541
Accumulated other comprehensive loss	(2,689)	(16,689)
Accumulated deficit	(404,209)	(346,058)
Total stockholders' equity	1,324,701	1,347,784
Non-controlling interest	2,878	8,197
Total equity	1,327,579	1,355,981
Total liabilities and equity	$2,932,977	$2,891,467

8

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016

Revenues:
Rental income	$60,214	$58,492	$50,046	$50,756
Operating expense reimbursements	4,772	4,345	2,727	2,495
Total revenues	64,986	62,837	52,773	53,251

Expenses:
Property operating	7,570	7,236	5,648	4,201
Fire loss	500	-	-	-
Operating fees to related parties	5,713	5,730	5,113	4,862
Acquisition and transaction related	443	696	7,415	2,479
General and administrative	2,053	1,770	1,810	1,714
Equity based compensation	(2,235)	16	1,341	1,293
Depreciation and amortization	27,497	27,114	23,405	23,482
Total expenses	41,541	42,562	44,732	38,031
Operating income	23,445	20,275	8,041	15,220

Other income (expense):
Interest expense	(11,634)	(11,531)	(9,004)	(8,914)
Gains (losses) on dispositions of real estate investments	(143)	957	12,021	1,320
Gains (losses) on derivative instruments	(2,990)	(470)	3,512	375
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	(2,971)	(882)	4,496	1,459
Other income (expense)	3	7	(1)	4
Total other expense, net	(17,735)	(11,919)	11,024	(5,756)
Net income before income tax	5,710	8,356	19,065	9,464
Income tax expense	(510)	(906)	(2,994)	(448)
Net income	5,200	7,450	16,071	9,016
Non-controlling interest	-	(21)	(125)	(73)
Net income attributable to stockholders	$5,200	$7,429	$15,946	$8,943

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to stockholders	$0.08	$0.11	$0.27	$0.16
Basic and diluted weighted average shares outstanding	66,652	66,271	57,781	56,463

9

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016

EBITDA:
Net income	$5,200	$7,450	$16,071	$9,016
Depreciation and amortization	27,497	27,114	23,405	23,482
Interest expense	11,634	11,531	9,004	8,914
Income tax expense	510	906	2,994	448
EBITDA	$44,841	$47,001	$51,474	$41,860

Adjusted EBITDA:
Equity based compension	$(2,235)	$16	$1,341	$1,293
Acquisition and transaction related	443	696	7,415	2,479
(Gains) losses on dispositions of real estate investments	143	(957)	(12,021)	(1,320)
Fire loss	500	-	-	-
(Gains) losses on derivative instruments	2,990	470	(3,512)	(375)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	2,971	882	(4,496)	(1,459)
Other (income) expense	(3)	(7)	1	(4)
Adjusted EBITDA	$49,650	$48,100	$40,202	$42,474

Net Operating Income (NOI):
Operating fees to related parties	$5,713	$5,730	$5,113	$4,862
General and administrative	2,053	1,770	1,810	1,714
NOI	$57,416	$55,601	$47,125	$49,050

Cash Net Operating Income (Cash NOI):
Amortization of above- and below- market leases and ground lease assets and liabilities, net	$504	$404	$28	$(58)
Straight-line rent	(3,039)	(3,878)	(2,554)	(2,536)
Cash NOI	$54,881	$52,127	$44,599	$46,456

10

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016

Funds from operations (FFO):
Net income attributable to stockholders (in accordance with GAAP) [1]	$5,200	$7,429	$15,946	$8,943
Depreciation and amortization	27,497	27,114	23,405	23,482
(Gains) losses on dispositions of real estate investments [2]	143	(957)	(10,521)	(1,320)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(4)	(71)	17	(182)
FFO (as defined by NAREIT) attributable to stockholders	$32,836	$33,515	$28,847	$30,923

Acquisition and transaction fees [3]	443	696	7,415	2,479
Fire loss [4]	500	-	-	-
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	-	(2)	(60)	(20)
Core FFO attributable to stockholders	$33,779	$34,209	$36,202	$33,382
Non-cash equity based compensation	(2,235)	16	1,341	1,293
Non-cash portion of interest expense	943	880	929	951
Amortization of above and below-market leases and ground lease assets and liabilities, net	504	404	28	(58)
Straight-line rent [1]	(3,039)	(3,878)	(2,554)	(2,536)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	2,971	882	(4,496)	(1,459)
Eliminate unrealized losses (gains) on foreign currency transactions [5]	3,111	1,792	(2,140)	1,606
Amortization of mortgage (discount) premium, net and mezzanine discount	151	153	(76)	(121)
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(3)	(1)	38	3
Adjusted funds from operations (AFFO) attributable to stockholders	$36,182	$34,457	$29,272	$33,061

Weighted average common shares outstanding	66,652	66,271	57,781	56,463

FFO per share	$0.49	$0.51	$0.50	$0.54

Core FFO per share	0.51	0.52	0.63	0.59

Dividends declared [6]	$35,492	$35,288	$30,250	$30,097

Footnotes:

[1] Includes an out-of-period adjustment of $0.5 million during the three months ended June 30, 2017 for additional rental income and unbilled straight-line rent.

[2] For the three months ended December 31, 2016, the gains on dispositions of real estate investments is net of $1.5 million of tax recognized (presented within income tax expense) on the sale of Hotel Winston, The Netherlands property.

[3] Includes ATM, merger related, and other costs, as applicable.

[4] Loss arising from clean-up costs related to a fire sustained at one of our office properties.

[5] For the three months ended June 30, 2017, losses on foreign currency transactions were $3.0 million, which were comprised of unrealized losses of $3.1 million, offset by realized gains of $0.1 million. For the three months ended March 31, 2017, losses on foreign currency transactions were $0.5 million, which were compromised of unrealized losses of $1.8 million offset by realized gains of $1.3 million. For the three months ended December 31, 2016, gains on foreign currency transactions were $3.5 million, which were comprised of unrealized gains of $2.2 million and realized gains of $1.3 million. For the three months ended September 30, 2016, gains on foreign currency transactions were $0.4 million, which were compromised of unrealized losses of $1.6 million offset by realized gains of $2.0 million. For AFFO purposes, we add back unrealized losses (gains).

[6] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders.

11

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Debt Overview
As of June 30, 2017
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted- Average Debt Maturity (Years)	Weighted- Average Interest Rate[2]	Total Outstanding Balance[3]	Percent
Non-Recourse Debt
Remaining 2017	1	0.3	4.1%	$988
2018	9	1.2	3.1%	130,877
2019	14	2.2	2.5%	280,570
2020	40	3.1	2.5%	320,659
2021	6	4.0	3.6%	44,361
2022	-	-	-	-
2023	-	-	-	-
Total Non-Recourse Debt	70	2.5	2.6%	$777,455	52%

Recourse Debt
Senior Unsecured Credit Facility[1]		0.1	2.7%	$722,108
Total Recourse Debt		0.1	2.7%	$722,108	48%

Total Debt		1.3	2.7%	$1,499,563	100%

Total Debt by Currency				Percent
USD				23%
EUR				44%
GBP				33%
Total				100%

Footnotes:

[1] On July 25, 2016, the Company extended the credit facility maturity date to July 25, 2017. On July 24, 2017, the Company repaid the credit facility.

[2] As of June 30, 2017, the Company’s total combined debt was 77.1% fixed rate or swapped to a fixed rate and 22.9% floating rate.

[3] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of June 30, 2017 are shown in the year the loan matures.

12

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Future Minimum Lease Rents
As of June 30, 2017
Amounts in thousands, except ratios and percentages

Future Minimum Base Rent Payments [1]
2017	$118,259
2018	238,770
2019	241,714
2020	244,624
2021	242,628
2022	233,032
Thereafter	833,697
$2,152,724

Footnotes:

[1] Base rent assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.14 for Euro as of June 30, 2017 for illustrative purposes, as applicable.

13

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Top Ten Tenants
As of June 30, 2017
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent[1]	SL Rent Percent
FedEx	Distribution	Freight	$12,309	5%
Government Services Administration (GSA)	Office	Government	11,639	5%
Foster Wheeler	Office	Engineering	11,046	5%
RWE AG	Office	Utilities	10,888	4%
Finnair	Industrial	Aerospace	8,969	4%
ING Bank	Office	Financial Services	8,927	4%
Family Dollar	Retail	Discount Retail	8,050	3%
Harper Collins	Distribution	Publishing	6,673	3%
Trinity Health	Office	Healthcare	6,584	3%
Quest Diagnostics, Inc.	Office	Healthcare	6,308	3%
Subtotal			$91,393	39%

Remaining portfolio			152,013	61%

Total Portfolio			$243,406	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.14 for Euro as of June 30, 2017 for illustrative purposes, as applicable.

14

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Diversification by Property Type
As of June 30, 2017
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio
Property Type	Annualized SL Rent[1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent[1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$144,771	59%	8,682	39%	$55,571	49%	3,339	30%
Industrial	43,002	18%	6,408	29%	25,875	23%	3,671	33%
Distribution	31,824	13%	5,044	23%	18,199	16%	3,120	28%
Retail	23,810	10%	2,110	9%	13,113	12%	1,050	9%
Total	$243,406	100%	22,244	100%	$112,758	100%	11,181	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.14 for Euro as of June 30, 2017 for illustrative purposes, as applicable.

15

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Diversification by Tenant Industry
As of June 30, 2017
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio
Industry Type	Annualized SL Rent[1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent[1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$33,444	14%	2,316	10%	$5,146	5%	559	5%
Technology	16,450	7%	1,047	5%	4,170	4%	165	1%
Discount Retail	15,785	6%	1,786	8%	9,901	9%	985	9%
Aerospace	14,746	6%	1,258	6%	5,777	5%	602	5%
Telecommunications	14,348	6%	913	4%	2,269	2%	133	1%
Government	13,929	6%	510	2%	12,531	11%	432	4%
Healthcare	13,680	6%	647	3%	7,372	7%	423	4%
Freight	13,248	5%	1,391	6%	12,488	11%	1,322	12%
Energy	12,703	5%	1,043	5%	12,703	11%	1,043	9%
Utilities	12,550	5%	673	3%	-	-	-	-
Engineering	11,046	5%	366	2%	-	-	-	-
Pharmaceuticals	9,789	4%	390	2%	9,789	9%	390	3%
Retail Food Distribution	7,376	3%	1,128	5%	825	1%	170	2%
Publishing	6,673	3%	873	4%	-	-	-	-
Auto Manufacturing	6,617	3%	1,940	9%	6,617	6%	1,940	17%
Automotive Parts Supplier	3,478	1%	411	2%	1,311	1%	91	1%
Restaurant - Quick Service	3,394	1%	74	0%	3,212	3%	65	1%
Logistics	3,195	1%	1,273	6%	-	-	-	-
Specialty Retail	2,978	1%	280	1%	-	-	-	-
Metal Processing	2,862	1%	448	2%	2,862	3%	448	4%
Other	25,117	10%	3,476	16%	15,785	14%	2,413	22%

Total	$243,406	100%	22,244	100%	$112,758	100%	11,181	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.14 for Euro as of June 30, 2017 for illustrative purposes, as applicable.

[2] Other includes 20 industry types as of June 30, 2017.

16

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Diversification by Geography
As of June 30, 2017
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio
Region	Annualized SL Rent[1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent[1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$116,421	47.8%	11,637	52.3%	$101,883	90.4%	10,586	94.7%
Texas	21,433	8.8%	1,870	8.4%	16,945	15.0%	1,468	13.1%
Michigan	17,904	7.4%	2,296	10.3%	17,904	15.9%	2,296	20.5%
California	12,890	5.3%	675	3.0%	4,170	3.7%	165	1.5%
New Jersey	8,505	3.5%	349	1.6%	8,505	7.5%	349	3.1%
Tennessee	7,083	2.9%	789	3.5%	7,083	6.3%	789	7.1%
Indiana	4,490	1.8%	1,114	5.0%	4,490	4.0%	1,114	10.0%
Ohio	4,157	1.7%	521	2.3%	3,586	3.2%	451	4.0%
Missouri	3,427	1.4%	309	1.4%	3,427	3.0%	309	2.8%
South Carolina	3,274	1.3%	414	1.9%	3,274	2.9%	414	3.7%
Kentucky	2,753	1.1%	355	1.6%	2,753	2.4%	355	3.2%
Florida	2,646	1.1%	180	0.8%	2,646	2.3%	180	1.6%
Illinois	2,629	1.1%	571	2.6%	2,629	2.3%	571	5.1%
New York	2,398	1.0%	221	1.0%	2,398	2.1%	221	2.0%
Minnesota	2,135	0.9%	150	0.7%	2,135	1.9%	150	1.3%
Pennsylvania	1,952	0.8%	234	1.1%	1,952	1.7%	234	2.1%
Maine	1,877	0.8%	50	0.2%	1,877	1.7%	50	0.4%
Massachusetts	1,757	0.7%	127	0.6%	1,757	1.6%	127	1.1%
North Carolina	1,539	0.6%	192	0.9%	779	0.7%	123	1.1%
South Dakota	1,301	0.5%	54	0.2%	1,301	1.2%	54	0.5%
Kansas	1,275	0.5%	179	0.8%	1,275	1.1%	179	1.6%
Louisiana	1,260	0.5%	137	0.6%	1,260	1.1%	137	1.2%
Colorado	1,088	0.4%	27	0.1%	1,088	1.0%	27	0.2%
West Virginia	980	0.4%	104	0.5%	980	0.9%	104	0.9%
North Dakota	884	0.4%	47	0.2%	884	0.8%	47	0.4%
Oklahoma	825	0.3%	89	0.4%	825	0.7%	89	0.8%
Mississippi	800	0.3%	81	0.4%	800	0.7%	81	0.7%
Alabama	791	0.3%	74	0.3%	791	0.7%	74	0.7%
Maryland	785	0.3%	120	0.5%	785	0.7%	120	1.1%
Nebraska	564	0.2%	58	0.3%	564	0.5%	58	0.5%
New Mexico	556	0.2%	46	0.2%	556	0.5%	46	0.4%
Georgia	449	0.2%	41	0.2%	449	0.4%	41	0.4%
Montana	441	0.2%	54	0.2%	441	0.4%	54	0.5%
Utah	395	0.2%	20	0.1%	395	0.4%	20	0.2%
Delaware	360	0.1%	10	0.0%	360	0.3%	10	0.1%
Iowa	296	0.1%	32	0.1%	296	0.3%	32	0.3%
Idaho	201	0.1%	16	0.1%	201	0.2%	16	0.1%
Arizona	156	0.1%	16	0.1%	156	0.1%	16	0.1%
Arkansas	89	0.0%	8	0.0%	89	0.1%	8	0.1%
Virginia	76	0.0%	8	0.0%	76	0.1%	8	0.1%
United Kingdom	54,034	22.2%	4,080	18.3%	-	-	-	-
Germany	20,573	8.5%	2,178	9.8%	-	-	-	-
The Netherlands	16,591	6.8%	1,039	4.7%	7,664	6.8%	530	4.7%
Finland	14,853	6.1%	1,457	6.6%	-	-	-	-
France	12,622	5.2%	1,632	7.3%	-	-	-	-
Luxembourg	5,101	2.1%	156	0.7%	-	-	-	-
US Province	3,212	1.3%	65	0.3%	3,212	2.8%	65	0.6%
Total	$243,406	100%	22,244	100%	$112,758	100%	11,181	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.14 for Euro as of June 30, 2017 for illustrative purposes, as applicable.

17

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2017 (unaudited)

Lease Expirations
As of June 30, 2017
Amounts in thousands, except lease count and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent[1]	SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
Remaining 2017	-	$-	-	-	-
2018	-	-	-	-	-
2019	-	-	-	-	-
2020	2	3,467	1.4%	386	1.7%
2021	2	4,944	2.0%	323	1.5%
2022	16	23,697	9.7%	1,553	7.0%
2023	30	27,368	11.2%	2,411	10.8%
2024	46	68,738	28.2%	6,013	27.0%
2025	38	36,990	15.2%	3,211	14.4%
2026	15	20,581	8.5%	1,940	8.7%
2027	10	2,971	1.2%	324	1.5%
2028	29	7,161	2.9%	885	4.0%
2029	105	21,253	8.7%	2,079	9.3%
2030	10	7,809	3.2%	458	2.1%
2031	-	-	-	-	-
2032	-	-	-	-	-
Thereafter (>2032)	9	18,428	7.6%	2,661	11.9%
Total	312	$243,406	100%	22,244	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.30 for GBP and €1.00 to $1.14 for Euro as of June 30, 2017 for illustrative purposes, as applicable.

18